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                                                                    EXHIBIT 99.2

                   FACTORS THAT MAY AFFECT OUR FUTURE RESULTS

    OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 CONTAIN FORWARD LOOKING STATEMENTS AND OTHER PROSPECTIVE INFORMATION RELATING TO FUTURE EVENTS. THESE FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR ANTICIPATED RESULTS, INCLUDING THE FOLLOWING:

WE HAVE A HISTORY OF LOSSES AND CANNOT ASSURE THAT WE WILL BE PROFITABLE IN THE FUTURE ON AN OPERATING BASIS OR OTHERWISE.

    We have incurred substantial losses in recent years, and predicting our future operating results is difficult. If we continue to incur losses, if our revenues decline or grow at a slower rate, or if our expenses increase without commensurate increases in revenues, our operating results will suffer and the price of our common stock may fall. Through June 30, 2000, we had recorded cumulative net losses of approximately $160.0 million, including approximately $220.6 million related to the write-off of acquired in-process research and development and the amortization of goodwill and other intangible assets in connection with a series of acquisitions completed since late 1997. We have incurred, and expect to continue to incur, substantial expenses associated with the amortization of intangible assets. In addition, we do not believe recent revenue growth rates are sustainable in the future or indicative of future growth rates. If our revenue growth rates slow or our revenues decline, our operating results could be seriously impaired because many of our expenses are fixed and cannot be easily or quickly changed.

OUR RECENT ACQUISITION OF HARBINGER CORPORATION MAY REDUCE OUR REVENUE GROWTH RATES AND MAKE PREDICTION OF OUR FUTURE REVENUES AND OPERATING RESULTS MORE DIFFICULT AS WE INTEGRATE OUR BUSINESSES AND ATTEMPT TO FOCUS THE STRATEGIC MODEL OF THE COMBINED COMPANY.

    Harbinger's revenues prior to the acquisition were growing at a substantially slower rate than our revenues, due in large part to declining revenues for Harbinger's legacy electronic commerce software business. If our efforts to refocus Harbinger's business and integrate it with that of Peregrine are not successful, our future revenue growth rates could be substantially less than our historic growth rates, and our future revenues and operating results could be impaired. We have already determined to de-emphasize and discontinue certain businesses of Harbinger that we do not believe are strategic to the combined company. In September 2000, we completed the sale of one of Harbinger's product lines and may determine to sell or discontinue other Harbinger products or businesses in the future. We expect this recent divestiture and any future discontinuations or divestitures to result in revenue reductions that may not be offset by revenues from other sources.

    In October 2000, we announced that we were implementing a strategic segmentation of our business into an infrastructure management group and e-markets group. Our infrastructure management group will focus principally on the sale of our historic infrastructure management product line together with procurement solutions and technologies acquired from Harbinger that were complementary with or otherwise relevant to managing internal infrastructure assets. Our e-markets group will focus on the acquisition of supplies and materials used in the manufacture and production of finished goods. The e-markets group will be comprised substantially of Harbinger's legacy e-commerce software and data transformation businesses as well as web-based supply catalogs and vertical exchange markets for supply and commodity markets in the automotive, energy, industrial component and retail industries. We expect the continuing strategic and operational integration of Harbinger into Peregrine will make prediction of our future revenues and operating results particularly difficult because our results of operations in future periods will reflect a substantially different business than the historical businesses of either Peregrine or Harbinger. We may not be able to accurately predict how the combined businesses, or the individual businesses represented by our infrastructure management and

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e-markets groups, will evolve. In particular, our future revenues and operating results may be adversely affected for a number of reasons resulting from the acquisition and subsequent integration processes, including the following:

    - Revenues for Harbinger's e-commerce software products may continue to decline.

    - Harbinger's web-based supply catalog and vertical supply businesses are still in their early stages, and a sustainable market may not develop for these services as offered by our e-markets group.

    - The businesses associated with our infrastructure management and e-markets groups may be sufficiently distinct that customers perceive no benefit from our combined product offerings, in which case we will not realize the anticipated financial and product synergies of the acquisition.

    - We may experience substantial unanticipated integration costs.

OUR REVENUES VARY SIGNIFICANTLY FROM QUARTER-TO-QUARTER FOR NUMEROUS REASONS BEYOND OUR CONTROL. QUARTER-TO-QUARTER VARIATIONS COULD RESULT IN A SUBSTANTIAL DECREASE IN OUR STOCK PRICE IF OUR REVENUES OR OPERATING RESULTS ARE LESS THAN MARKET ANALYSTS ANTICIPATE.

    Our revenues or operating results in a given quarter could be substantially less than anticipated by market analysts, which could result in a substantial decline in our stock price. In addition, quarter-to-quarter variations could create uncertainty about the direction or progress of our business, which could also result in a decline in the price of our common stock. Our revenues and operating results will vary from quarter to quarter for many reasons beyond our control. As a result, our quarterly revenues and operating results are not predictable with any significant degree of accuracy. Reasons for variability of our revenues and operating results include the following:

    - SIZE, TIMING, AND CONTRACTUAL TERMS OF ORDERS. Our revenues in a given quarter could be adversely affected if we are unable to complete one or more large license agreements, if the completion of a large license agreement is delayed, or if the contract terms were to prevent us from recognizing revenue during that quarter. In addition, when negotiating large software licenses, many customers time their negotiations until quarter-end in an effort to improve their ability to negotiate more favorable pricing terms. As a result, we recognize a substantial portion of our revenues in the last month or weeks of a quarter, and license revenues in a given quarter depend substantially on orders booked during the last month or weeks of a quarter. Our revenue growth in recent periods has been attributable in part to an increase in the number of large license transactions we completed in a given period. We expect our reliance on these large transactions to continue for the foreseeable future. If we are unable to complete a large license transaction by the end of a particular quarter, our revenues and operating results could be materially below the expectations of market analysts, and our stock price could fall.

    - FLUCTUATIONS IN REVENUE SOURCES. If our sales through indirect channels were to decrease in a given quarter, our total revenues and operating results could be harmed. Sales through indirect channels, including distributors, third party resellers, and system integrators, represent a significant percentage of our total sales. We expect this trend to continue in the future. As a result, we could experience a shortfall in our revenues, or a substantial decline in our rate of revenue growth, if sales through indirect channels were to decrease or were to increase at a slower rate than recently experienced. We have less ability to manage sales through indirect channels, relative to direct sales, and less visibility about our channel partners' success in selling our products. As a result, we could experience unforeseen variability in our revenues and operating results for a number of reasons, including the following: inability of our channel partners to sell our products; a decision by our channel partners to favor competing products; or inability of our channel partners to manage the timing of their purchases from us against their sales to end-users, resulting in inventories of unsold licenses held by channel partners.

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    - CUSTOMER BUDGETING CYCLES. Our quarter-to-quarter revenues will depend on customer budgeting cycles. If customers change their budgeting cycles, or reduce their capital spending on technology, our revenues could decline.

    - PRODUCT AND PRICING ANNOUNCEMENTS. Announcements of new products or releases by us or our competitors could cause customers to delay purchases pending the introduction of the new product or release. In addition, announcements by us or our competitors concerning pricing policies could have an adverse effect on our revenues in a given quarter.

    - CHANGES IN PRODUCT MIX. Changes in our product mix could adversely affect our operating results because some products provide higher margins than others. For example, margins on software licenses tend to be higher than margins on maintenance and services.

    - CANCELLATION OF LICENSES, SUBSCRIPTION OR MAINTENANCE
      AGREEMENTS. Cancellations of licenses, subscription or maintenance contracts could reduce our revenues and harm our operating results. In particular, our maintenance contracts with customers terminate on an annual basis. Substantial cancellations of maintenance or subscription agreements, or a substantial failure to renew these contracts, would reduce our revenues and harm our operating results.

THE LONG SALES CYCLE FOR OUR PRODUCTS MAY CAUSE SUBSTANTIAL FLUCTUATIONS IN OUR REVENUES AND OPERATING RESULTS.

    Delays in customer orders could result in revenues substantially below the expectations of market analysts. Our customers' planning and purchase decisions involve a significant commitment of resources and a lengthy evaluation and product qualification process. As a result, we may incur substantial sales and marketing expenses during a particular period in an effort to obtain orders. If we are unsuccessful in generating offsetting revenues during that period, our revenues and earnings could be substantially reduced, or we could experience a large loss. The sales cycle for our products typically takes six to nine months to complete, and we may experience delays that further extend this period. The length of the sales cycle may be extended beyond six or nine months due to factors over which we have little or no control, including the size of the transaction and the level of competition we encounter. The average size of our transactions has increased in recent periods, and this could have the effect of further extending our sales cycle. During the sales cycle, we typically provide a significant level of education to prospective customers regarding the use and benefits of our products. Any delay in the sales cycle of a large license or a number of smaller licenses could have an adverse effect on our operating results and financial condition.

SEASONAL TRENDS IN SALES OF OUR SOFTWARE PRODUCTS MAY RESULT IN PERIODIC REDUCTIONS IN OUR REVENUES AND IMPAIRMENT OF OUR OPERATING RESULTS.

    Seasonality in our business could result in our revenues in a given period being less than market estimates. Seasonality could also result in quarter-to-quarter decreases in our revenues. In either of these events, seasonality could have an adverse impact on our results of operations. Historically, our revenues and operating results in our December quarter have tended to benefit, relative to our June and September quarters, from purchase decisions made by the large concentration of our customers with calendar year-end budgeting requirements. Our June and September quarters tend to be our weakest. Revenues and operating results in the March quarter have tended to benefit from the efforts of our sales force to meet fiscal year-end sales quotas. These historical patterns may change over time, however, particularly as our operations become larger and the sources of our revenue change or become more diverse. For example, our international operations have expanded significantly in recent years, particularly in Europe. We also have an international presence in the Pacific Rim and Latin America. We may experience variability in demand associated with seasonal buying patterns in these foreign markets. As an example, our September quarter is typically weaker in part due to the European summer holiday season.

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OUR BUSINESS AND OPERATING RESULTS WILL BE HARMED IF WE CANNOT COMPETE
EFFECTIVELY AGAINST OTHER COMPANIES IN OUR MARKETS.

    The market for our products is intensely competitive and diverse, and the technologies for our products can change rapidly. New products are introduced frequently and existing products are continually enhanced. We face competition from a number of sources in the markets for our infrastructure resource management, procurement and e-business connectivity solutions.

    - In the markets for our infrastructure resource management and employee self-service software solutions, we face competition from providers of internal help desk software applications for managing information technology service desks, such as Remedy Corporation and Computer Associates, that compete with our enterprise service desk software; providers of asset management software, including Remedy, MainControl, and Janus Technologies; providers of facilities management software, including Archibus, Facilities Information Systems, and Assetworks (a division of CSI-Maximus); providers of transportation management software that competes with our fleet management and rail management software, including Control Software (a division of CSI-Maximus) and Project Software and Development Inc.; information technology and systems management companies such as Tivoli Systems (a division of IBM), Computer Associates, Network Associates, Hewlett-Packard, and Microsoft; numerous start-up and other entrepreneurial companies offering products that compete with the functionality offered by one or more of our infrastructure management products; and the internal information technology departments of those companies with infrastructure management needs.

    - In the markets for employee self-service, including procurement and e-service solutions, we have experienced competition from established competitors in the business-to-business Internet commerce solution market, such as Ariba and CommerceOne, and established providers of enterprise resource planning software that are entering the market for procurement and e-procurement solutions, including Oracle and SAP.

    - In the markets served by our e-commerce enablement technology, we have experienced competition from Sterling Commerce, a division of SBC Communications, and General Electric eXchange solutions, each a provider of electronic commerce software; Aspect Development, a provider of internet business software solutions; Requisite Technology, a provider of catalog management solutions; and webMethods, a provider of e-commerce enablement software.

    If we cannot compete effectively in our markets by offering products that are comparable in functionality, ease of use and price to those of our competitors, our revenues will decrease, and our operating results will be adversely affected. Many of our current and potential competitors have substantially greater financial, technical, marketing and other resources than we have. As a result, they may be able to devote greater resources than we can to the development, promotion and sale of their products and may be able to respond more quickly to new or emerging technologies and changes in customer needs.

    Additional competition from new entrepreneurial companies or established companies entering our markets could have an adverse effect on our business, revenues and operating results. In addition, alliances among companies that are not currently direct competitors could create new competitors with substantial market presence. Because few barriers to entry exist in the software industry, we anticipate additional competition from new and established companies as well as business alliances. We expect that the software industry will continue to consolidate. In particular, we expect that large software companies will continue to acquire or establish alliances with our smaller competitors, thereby increasing the resources available to these competitors. These new competitors or alliances could rapidly acquire significant market share at our expense.

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OUR FUTURE OPERATING RESULTS MAY BE ADVERSELY AFFECTED IF THE SOFTWARE
APPLICATION MARKET CONTINUES TO EVOLVE TOWARD A SUBSCRIPTION-BASED MODEL, WHICH MAY PROVE LESS PROFITABLE FOR US.

    We expect our revenue growth rates and operating results to be adversely affected as customers require us to offer our products under a subscription-based application service provider model. Historically, we have sold our infrastructure management solutions on a perpetual license basis in exchange for an up-front license fee. Customers are increasingly attempting to reduce their up-front capital expenditures and are purchasing software applications under a hosted subscription service model. Under the hosted model, the customer subscribes to use an application from the software provider. The application is generally hosted on a server managed by the service provider or a third-party hosting service. We expect that a substantial portion of future revenues generated by our e-markets group will be realized under a subscription model. We also expect that an increasing portion of our infrastructure management group revenues may be represented by subscriptions.

    Under the subscription revenue model, we generally will recognize revenue and receive payment ratably over the term of the customer's subscription. As a result, our rates of revenue growth under a subscription model may be less than our historical rates under a license model. In addition, the price of our services will be fixed at the time of entering into the subscription agreement. If we are unable to adequately predict the costs associated with maintaining and servicing a customer's subscription, then the periodic expenses associated with a subscription may exceed the revenues we recognize for the subscription in the same period, which may adversely affect our operating results.

    In addition, if we are not successful in implementing the subscription revenue model, or if market analysts or investors do not believe that the model is attractive relative to our traditional license model, our business and our stock price could decline dramatically.

IF WE, OR THIRD PARTIES ON WHICH WE WILL RELY, ARE UNABLE TO ADEQUATELY DELIVER OUR INTERNET-BASED APPLICATIONS, OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED.

    We currently use our own servers to deliver our Internet-based products to customers. We intend, however, to engage one or more third parties to provide a full complement of services that will enable us to outsource the delivery of these Internet-based products to our customers. For example, our third-party service providers will manage the application servers, maintain communications equipment, manage the network data centers where our software and data will be stored, and provide client support. If we are unable to adequately deliver our Internet-based applications, we may lose customers or be unable to attract new customers, which would adversely affect our revenues.

    In addition, the third-party service providers that we engage may not deliver adequate support or service to our clients, which may harm our reputation and our business. Because these third-party service providers handle the installation of the computer and communications equipment and software needed for the day-to-day operations of our Internet-based applications, we will be dependent on them to manage, maintain and provide adequate security for customer applications. If our customers experience any delays in response time or performance problems while using our Internet applications hosted by a third-party or us, our customers may perceive such delays as defects with our products and may stop using our applications, which will adversely impact our revenues.

    We have limited experience outsourcing these services and may have difficulties managing this process. We will be required to monitor our third-party service providers to ensure that they perform these services adequately. In addition, if we do not maintain good relations with these third-party service providers, or if they go out of business, they may be unable to perform critical support functions for us. If we were unable to find replacement third-party service providers, we would be required to perform these functions ourselves. We may not be successful in obtaining or performing these services on a timely or cost-effective basis.

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IF WE DO NOT RESPOND ADEQUATELY TO OUR INDUSTRY'S EVOLVING TECHNOLOGY STANDARDS,
OR DO NOT CONTINUALLY DEVELOP PRODUCTS THAT MEET THE COMPLEX AND EVOLVING NEEDS OF OUR CUSTOMERS, SALES OF OUR PRODUCTS MAY DECREASE.

    As a result of rapid technological change in our industry, our competitive position in existing markets, or in markets we may enter in the future, can be eroded rapidly by product advances and technological changes. We may be unable to improve the performance and features of our products as necessary to respond to these developments. In addition, the life cycles of our products are difficult to estimate. Our growth and future financial performance depend in part on our ability to improve existing products and develop and introduce new products that keep pace with technological advances, meet changing customer needs, and respond to competitive products. Our product development efforts will continue to require substantial investments. In addition, competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments. If we were required to expend substantial resources to respond to specific technological or product changes, our operating results would be adversely affected.

IF WE CANNOT ATTRACT AND RETAIN QUALIFIED SALES PERSONNEL, SOFTWARE DEVELOPERS AND CUSTOMER SERVICE PERSONNEL, WE WILL NOT BE ABLE TO SELL AND SUPPORT OUR PRODUCTS.

    Competition for qualified employees is intense, particularly in the technology industry, and we have in the past experienced difficulty recruiting qualified employees. If we are not successful in attracting and retaining qualified sales personnel, software developers and customer service personnel, our revenue growth rates could decrease, or our revenues could decline, and our operating results could be materially harmed. Our products and services require a sophisticated selling effort targeted at several key people within a prospective customer's organization. This process requires the efforts of experienced sales personnel as well as specialized consulting professionals. In addition, the complexity of our products, and issues associated with installing and maintaining them, require highly-trained customer service and support personnel. We intend to hire a significant number of these personnel in the future and train them in the use of our products. We believe our success will depend in large part on our ability to attract and retain these key employees.

OUR BUSINESS WOULD BE HARMED IF WE LOST THE SERVICES OF ONE OR MORE MEMBERS OF OUR SENIOR MANAGEMENT TEAM.

    The loss of the services of one or more of our executive officers or key employees, or the decision of one or more of these individuals to join a competitor, could adversely affect our business and harm our operating results and financial condition. Our success depends to a significant extent on the continued service of our senior management and other key sales, consulting, technical and marketing personnel. None of our senior management is bound by an employment or non-competition agreement. We do not maintain key man life insurance on any of our employees.

IF WE FAIL TO MANAGE EXPANSION EFFECTIVELY, THIS WILL PLACE A SIGNIFICANT STRAIN ON OUR MANAGEMENT AND OPERATIONAL RESOURCES.

    Our recent growth rates have placed a significant strain on our management and operational resources. We have expanded the size and geographic scope of our operations rapidly in recent years, both internally and through acquisitions, and intend to continue to expand in order to pursue market opportunities that our management believes are attractive. Our customer relationships could be strained if we are unable to devote sufficient resources to them as a result of our growth, which could have an adverse effect on our future revenues and operating results.

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SYSTEM MANAGEMENT COMPANIES MAY ACQUIRE INFRASTRUCTURE MANAGEMENT AND/OR HELP
DESK SOFTWARE COMPANIES AND CLOSE THEIR SYSTEMS TO OUR PRODUCTS, HARMING OUR ABILITY TO SELL OUR PRODUCTS.

    If large system management providers close their systems to our products, our revenues and operating results would be seriously harmed. Our ability to sell our products depends in large part on their compatibility with and support by providers of system management products, including Tivoli, Computer Associates, and Hewlett-Packard. Both Tivoli and Hewlett-Packard have acquired providers of help desk software products. These large, established providers of system management products and services may decide to close their systems to competing vendors like us. They may also decide to bundle the products that compete with our products with other products for enterprise licenses for promotional purposes or as part of a long-term pricing strategy. If that were to happen, our ability to sell our products could be adversely affected. Increased competition may result from acquisitions of help desk and other infrastructure management software vendors by system management companies. Increased competition could result in price reductions, reductions in our gross margins, or reductions in our market share. Any of these events would adversely affect our business and operating results.

WE MAY BE UNABLE TO EXPAND OUR BUSINESS AND INCREASE OUR REVENUES IF WE ARE UNABLE TO EXPAND OUR DISTRIBUTION CHANNELS.

    If we are unable to expand our distribution channels effectively, our business, revenues and operating results could be harmed. In particular, we will need to expand our direct sales force and establish relationships with additional system integrators, resellers and other third party channel partners who market and sell our products. If we cannot establish these relationships, or if our channel partners are unable to market our products effectively or provide cost-effective customer support and service, our revenues and operating results will be harmed. Even where we are successful in establishing a new third-party relationship, our agreement with the third party may not be exclusive. As a result, our partner may carry competing product lines.

IF WE ARE UNABLE TO EXPAND OUR BUSINESS INTERNATIONALLY, OUR BUSINESS, REVENUES AND OPERATING RESULTS COULD BE HARMED.

    In order to grow our business, increase our revenues, and improve our operating results, we believe we must continue to expand internationally. If we expend substantial resources pursuing an international strategy and are not successful, our revenues will be less than our management or market analysts anticipate, and our operating results will suffer. International revenues represented approximately 36.0% of our business in each of fiscal 1998 and 1999 and approximately 41.0% of our business in fiscal 2000. We have several international sales offices in Europe as well as offices in Japan, Singapore and Australia. International expansion will require significant management attention and financial resources, and we may not be successful expanding our international operations. We have limited experience in developing local language versions of our products or in marketing our products to international customers. We may not be able to successfully translate, market, sell, and deliver our products internationally.

CONDUCTING BUSINESS INTERNATIONALLY POSES RISKS THAT COULD AFFECT OUR FINANCIAL RESULTS.

    Even if we are successful in expanding our operations internationally, conducting business outside North America poses many risks that could adversely affect our operating results. In particular, we may experience gains and losses resulting from fluctuations in currency exchange rates, for which hedging activities may not adequately protect us. Moreover, exchange rate risks can have an adverse effect on our ability to sell our products in foreign markets. Where we sell our products in U.S. dollars, our sales could be adversely affected by declines in foreign currencies relative to the dollar, thereby making our products more expensive in local currencies. Where we sell our products in local currencies, we could be competitively unable to change our prices to reflect exchange rate changes. In recent periods, for example, our revenues in Europe have been adversely affected by the decline in the value of the Euro and its component currencies relative to the U.S. dollar.

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    Additional risks we face in conducting business internationally include the following:

    - longer payment cycles;

    - difficulties in staffing and managing international operations;

    - problems in collecting accounts receivable; and

    - the adverse effects of tariffs, duties, price controls or other restrictions that impair trade.

WE MAY EXPERIENCE INTEGRATION OR OTHER PROBLEMS WITH NEW ACQUISITIONS, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS OR RESULTS OF OPERATIONS. NEW ACQUISITIONS COULD DILUTE THE INTERESTS OF EXISTING STOCKHOLDERS, AND THE ANNOUNCEMENT OF NEW ACQUISITIONS COULD RESULT IN A DECLINE IN THE PRICE OF OUR COMMON STOCK.

    In addition to the acquisition of Harbinger, we have made a number of acquisitions of businesses and technologies over the last three years. We are frequently in formal or informal discussions with potential acquisition candidates. Accordingly, we may in the future make acquisitions of, or large investments in, businesses that offer products, services and technologies that we believe would complement our products or services. We may also make acquisitions of or investments in businesses that we believe could expand our distribution channels. Even though we announce an acquisition, however, we may not be able to complete it. Any future acquisition or substantial investment would present numerous risks. The following are examples of these risks:

    - difficulty in combining the technology, operations or work force of the acquired business;

    - disruption of our on-going business;

    - difficulty in realizing the potential financial or strategic benefits of the transaction;

    - difficulty in maintaining uniform standards, controls, procedures and policies;

    - possible impairment of relationships with employees and customers as a result of any integration of new businesses and management personnel;

    - impairment of assets related to resulting goodwill, and reductions in our future operating results from amortization of goodwill and other intangible assets.

    We expect that future acquisitions could provide for consideration to be paid in cash, shares of our common stock, or a combination of cash and our common stock. If the consideration for the transaction were paid in common stock, this would further dilute our existing stockholders. Any amortization of goodwill or other assets resulting from the acquisition could materially impair our operating results and financial condition. If an acquisition were to take place, the risks described above could materially and adversely affect our business and operating results.

HARBINGER AND SOME OF ITS FORMER OFFICERS AND DIRECTORS ARE DEFENDANTS IN SHAREHOLDER LITIGATION FOR WHICH HARBINGER IS NOT INSURED. THE OUTCOME OF THIS LITIGATION, IF DETERMINED ADVERSELY TO HARBINGER, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION.

    In September 1999, a complaint was filed against Harbinger and some of its current and former officers and directors in the United States District Court for the Northern District of Georgia. The complaint alleges causes of action for misrepresentation and violations of federal securities laws. An amended complaint was filed in March 2000, alleging additional causes of action, including allegations relating to accounting improprieties. The complaints relate to actions by Harbinger during the period from February 1998 to October 1998. Harbinger did not maintain directors' and officers' liability insurance during this period. As a result, we are not insured with respect to any potential liability of Harbinger or any officer or director of Harbinger. Harbinger was, however, obligated under agreements with each of its officers and directors to indemnify them for the costs incurred in connection with

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defending themselves against this litigation and is obligated to indemnify them to the maximum extent permitted under applicable law if they are held liable. In connection with the acquisition, we agreed to honor these contractual arrangements.

    In October 2000, we entered into an agreement in principle to settle this class action lawsuit. If the settlement is finalized and approved by the court, we will be required to make an aggregate cash payment of $2.25 million to a class of former shareholders of Harbinger in exchange for dismissal of all claims against Harbinger. Although the parties to the litigation have agreed in principle to this settlement, final settlement is subject to further documentation, various contingencies, and approval by the court. The court may not approve the settlement. If the court does not approve the settlement, the plaintiffs in the lawsuit may proceed with their claims, without prejudice. If the litigation were to continue to proceed, we could be required to spend substantial sums in an effort to litigate this matter. Continued litigation would be likely to result in a diversion of management's time and attention away from business operations. If the litigation were decided adversely to Harbinger, or we agree in the future to settle this litigation for a substantial sum as a result of failure to obtain court approval of the pending settlement, our financial condition and results of operations could be materially and adversely affected.

IF IMMIGRATION LAWS LIMIT OUR ABILITY TO RECRUIT AND EMPLOY SKILLED TECHNICAL PROFESSIONALS FROM OTHER COUNTRIES, OUR BUSINESS AND OPERATING RESULTS COULD BE HARMED.

    Limitations under United States immigration laws could prevent us from recruiting skilled technical personnel from foreign countries, which could harm our business if we do not have sufficient personnel to develop new products and respond to technological changes. This inability to hire technical personnel could lead to future decreases in our revenues, or decreases in our revenue growth rates, either of which would adversely affect our operating results. Because of severe shortages for qualified technical personnel in the United States, many companies, including Peregrine, have recruited engineers and other technical personnel from foreign countries. Foreign computer professionals such as those we have employed typically become eligible for employment in the United States by obtaining a nonimmigrant visa. The number of nonimmigrant visas is limited annually by federal immigration laws. In recent years, despite increases in the number of available visas, the annual allocation has been exhausted well before year-end.

WE HAVE MADE SUBSTANTIAL CAPITAL COMMITMENTS THAT COULD HAVE AN ADVERSE EFFECT ON OUR OPERATING RESULTS AND FINANCIAL CONDITION IF OUR BUSINESS DOES NOT GROW.

    We have made substantial capital commitments as a result of recent growth in our business that could seriously harm our financial condition if our business does not grow and we do not have adequate resources to satisfy our obligations. In June 1999, we entered into a series of leases providing us with approximately 540,000 square feet of office space and an option to lease 118,000 square feet for our headquarters in San Diego, California. Even excluding the exercise of the option, the leases require a minimum aggregate lease payment of approximately $124.0 million over the twelve year term of the leases. The office space (including the option) relates to a five building campus. We have relocated our San Diego operations to three of these buildings and intend for the present time to sublease the remaining two buildings. The capital commitments, construction oversight, and movement of personnel and facilities involved in a transaction of this type and magnitude present numerous risks, including:

    - failure to properly estimate the future growth of our business;

    - inability to sublease excess office space if we overestimate future growth;

    - disruption of operations; and

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    - inability to match fixed lease payments with fluctuating revenues, which could impair our earnings or result in losses.

PRODUCT DEVELOPMENT DELAYS COULD HARM OUR COMPETITIVE POSITION AND REDUCE OUR REVENUES.

    If we experience significant product development delays, our position in the market would be harmed, and our revenues could be substantially reduced, which would adversely affect our operating results. We have experienced product development delays in the past and may experience delays in the future. In particular, we may experience product development delays associated with the integration of recently acquired products and technologies. Delays may occur for many reasons, including an inability to hire sufficient number of developers, discovery of bugs and errors, or a failure of our current or future products to conform to industry requirements.

ERRORS OR OTHER SOFTWARE BUGS IN OUR PRODUCTS COULD RESULT IN SIGNIFICANT EXPENDITURES TO REMEDY OR CORRECT THE ERRORS OR BUGS AND COULD RESULT IN PRODUCT LIABILITY CLAIMS.

    If we were required to expend significant amounts to correct software bugs or errors, our revenues could be harmed as a result of an inability to deliver the product, and our operating results could be impaired as we incur additional costs without offsetting revenues. Errors can be detected at any point in a product's life cycle. We have experienced errors in the past that resulted in delays in product shipment and increased costs. Discovery of errors could result in any of the following:

    - loss of or delay in revenues and loss of customers or market share;

    - failure to achieve market acceptance;

    - diversion of development resources and increased development expenses;

    - increased service and warranty costs;

    - legal actions by our customers; and

    - increased insurance costs.

    If we were held liable for damages incurred as a result of our products, our operating results could be significantly impaired. Our license agreements with our customers typically contain provisions designed to limit exposure to potential product liability claims. These limitations may not be effective under the laws of some jurisdictions, however. Although we have not experienced any product liability claims to date, the sale and support of our products entails the risks of these claims.

WE COULD BE COMPETITIVELY DISADVANTAGED IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY.

    If we fail to adequately protect our proprietary rights, competitors could offer similar products relying on technologies we developed, potentially harming our competitive position and decreasing our revenues. We attempt to protect our intellectual property rights by limiting access to the distribution of our software, documentation, and other proprietary information and by relying on a combination of patent, copyright, trademark, and trade secret laws. In addition, we enter into confidentiality agreements with our employees and certain customers, vendors, and strategic partners. In some circumstances, however, we may, if required by a business relationship, provide our licensees with access to our data model and other proprietary information underlying our licensed applications.

    Despite precautions that we take, it may be possible for unauthorized third parties to copy aspects of our current or future products or to obtain and use information that we regard as proprietary. Policing unauthorized use of software is difficult, and some foreign laws do not protect proprietary rights to the same extent as United States laws. Litigation may be necessary in the future to enforce

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our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others, any of which could adversely affect our revenues and operating results.

IF WE BECOME INVOLVED IN AN INTELLECTUAL PROPERTY DISPUTE, WE MAY INCUR SIGNIFICANT EXPENSES OR MAY BE REQUIRED TO CEASE SELLING OUR PRODUCTS, WHICH WOULD SUBSTANTIALLY IMPAIR OUR REVENUES AND OPERATING RESULTS.

    In recent years, there has been significant litigation in the United States involving intellectual property rights, including rights of companies in the software industry. Intellectual property claims against us, and any resulting lawsuit, may result in our incurring significant expenses and could subject us to significant liability for damages and invalidate what we currently believe are our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and could divert management's time and attention. Any potential intellectual property litigation against us could also force us to do one or more of the following:

    - cease selling, incorporating or using products or services that incorporate the infringed intellectual property;

    - obtain from the holder of the infringed intellectual property a license to sell or use the relevant technology, which license may not be available on acceptable terms, if at all; or

    - redesign those products or services that incorporate the disputed technology, which could result in substantial unanticipated development expenses.

    If we are subject to a successful claim of infringement and we fail to develop noninfringing technology or license the infringed technology on acceptable terms and on a timely basis, our revenues could decline or our expenses could increase.

    We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights or to determine the scope and validity of our proprietary rights or the proprietary rights of competitors. These claims could also result in significant expense and the diversion of technical and management personnel's attention.

CONTROL BY OUR OFFICERS AND DIRECTORS MAY LIMIT OUR STOCKHOLDERS' ABILITY TO INFLUENCE MATTERS REQUIRING STOCKHOLDER APPROVAL AND COULD DELAY OR PREVENT A CHANGE IN CONTROL, WHICH COULD PREVENT OUR STOCKHOLDERS FROM REALIZING A PREMIUM IN THE MARKET PRICE OF THEIR COMMON STOCK.

    The concentration of ownership of our common stock by our officers and directors could delay or prevent a change in control or discourage a potential acquirer from attempting to obtain control of Peregrine. This could cause the market price of our common stock to fall or prevent our stockholders from realizing a premium in the market price in the event of an acquisition. As of September 30, 2000, our officers and directors owned approximately 12.0 million shares of our common stock (including shares issuable upon exercise of options exercisable within 60 days of September 30, 2000), representing approximately 8.6% of our total shares outstanding.

WE COULD EXPERIENCE LOSSES AS A RESULT OF OUR STRATEGIC INVESTMENTS.

    If our strategic investments in other companies are not successful, we could incur losses. We have made and expect to continue to make minority investments in companies with businesses or technologies that we consider to be complementary with our business or technologies. These investments have generally been made by issuing shares of our common stock or, to a lesser extent, by paying cash. Many of these investments are in companies whose operations are not yet sufficient to establish them as profitable concerns. Adverse changes in market conditions or poor operating results of underlying investments could result in our incurring losses or our being unable to recover the carrying value of our investments.

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PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY DISCOURAGE POTENTIAL
ACQUISITION BIDS FOR PEREGRINE AND MAY PREVENT CHANGES IN OUR MANAGEMENT THAT STOCKHOLDERS OTHERWISE WOULD APPROVE.

    Some provisions of our charter documents eliminate the right of stockholders to act by written consent without a meeting and impose specific procedures for nominating directors and submitting proposals for consideration at a stockholder meeting. These provisions are intended to increase the likelihood of continuity and stability in the composition of our board of directors and the policies established by the board of directors. These provisions also discourage some types of transactions, which may involve an actual or threatened change of control. These provisions are designed to reduce Peregrine's vulnerability to an unsolicited acquisition proposal. As a result, these provisions could discourage potential acquisition proposals and could delay or prevent a change of control transaction. These provisions are also intended to discourage common tactics that may be used in proxy fights. As a result, they could have the effect of discouraging third parties from making tender offers for our shares. These provisions may prevent the market price of our common stock from reflecting the effects of actual or rumored take-over attempts. These provisions may also prevent changes in our management.

    Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors can fix the price, rights, preference, privileges, and restrictions of this preferred stock without any further vote or action by our stockholders. The issuance of preferred stock allows us to have flexibility in connection with possible acquisitions and for other corporate purposes. The issuance of preferred stock, however, may delay or prevent a change in control transaction. As a result, the market price of our common stock and other rights of holders of our common stock may be adversely affected, including the loss of voting control to others.

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